Exhibit 99.1

▼   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   ▼

GYRODYNE COMPANY OF AMERICA, INC.

SPECIAL MEETING OF SHAREHOLDERS, AUGUST 14, 2014

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION

OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates Frederick C. Braun III, Gary J. Fitlin and Peter Pitsiokos, and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of GYRODYNE COMPANY OF AMERICA, INC. to be held at Flowerfield Celebrations, Mills Pond Road, St. James, New York 11780 on August 14, 2014 at 11:00 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon. The shares shall be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. This proxy shall remain in effect for a period of one year from its date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.gyrodyne.com/proxy.php.

▼ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL ▼

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Receipt of the Proxy Statement and Annual Report is hereby acknowledged.

A vote FOR Item 1 is recommended by the Board of Directors.

1.    To authorize the Plan of Merger and the transactions contemplated thereby under the New York Business Corporation Law, including the merger of Gyrodyne Company of America, Inc. and Gyrodyne Special Distribution, LLC into Gyrodyne, LLC, and to transact such other business as may properly come before the special meeting or any adjournment thereof.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

Dated ___________________________________________________ ,2014

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Signature

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Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.